EXHIBIT 5

Xerox Corporation
P.O. Box 1600
Stamford, Connecticut 06904
203-968-3000

Office of General Counsel

Martin S. Wagner
Associate General Counsel,
Corporate, Finance and Ventures

Direct Dial (203) 968-3457

December 21, 1995

Xerox Corporation
800 Long Ridge Road
P.O. Box 1600
Stamford, Connecticut 06904-1600

Gentlemen:

As Associate General Counsel, Corporate, Finance and Ventures of Xerox Corporation, I am familiar with the Registration Statement on Form S-8 filed by Xerox Corporation, a New York corporation (the "Company"), under the Securities Act of 1933, as amended ("Registration Statement"), relating to the registration of 350,000 shares of Common Stock, $1 par value, of the Company (the "Shares") which may be issued upon the exercise of rights from time to time granted to eligible employees of Xerox Canada Inc., a corporation amalgamated under the laws of Ontario, Canada ("XCI"), a majority-owned subsidiary of the Company, and XCI's subsidiaries pursuant to the XCI Executive Rights Plan (the "Plan").
In rendering the opinions set forth herein, either I or other lawyers in the Office of General Counsel of the Company who report either directly or indirectly to me have examined (i) the Plan, (ii) the Company's Restated Certificate of Incorporation and By-laws, each as amended to date, (iii) certain minutes of meetings of the Board of Directors, and the Finance Committee of the Board of Directors, of the Company and (iv) such other documents and matters of law as have been considered necessary or desirable in rendering the opinions set forth herein.

Based upon the foregoing, it is my opinion that:

1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of New York.

2. The Shares issued pursuant to the terms and conditions of the Plan will be validly issued, fully paid and nonassessable, with no personal liability attaching to the holders thereof under the laws of the State of New York.

I consent to the reference to my name in Item 5 of the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ MARTIN S. WAGNER

Martin S. Wagner
Associate General Counsel,
Corporate, Finance and Ventures